SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 17, 2006

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

1201 Bay Harbor Parkway, Alameda, California 94502
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

The Compensation Committee of the Company’s Board of Directors met on August 17, 2006, and made the following determinations:

The Compensation Committee approved grants of the Company’s common stock out of the Company’s 2005 Stock Incentive Plan to Robert Lanza, M.D., Vice President of Research & Scientific Development, in the amount of 100,000 shares and to Jonathan F. Atzen, Senior Vice President and General Counsel, in the amount of 200,000 shares.  Fifty percent of such shares shall vest on October 17, 2006 with the remaining fifty percent fully vesting on January 1, 2007.

The Compensation Committee approved the payment of bonus compensation to Michael D. West, President and Chief Scientific Officer, in the amount of $25,000, Dr. Lanza in the amount of $25,000 and Mr. Atzen in the amount of $50,000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

Date: August 23, 2006	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer